UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

NEXTNRG, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NextNRG, Inc.

407 Lincoln Rd., #9F

Miami Beach, FL 33139

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of NextNRG, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of NextNRG, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by the holders of a majority of the Company’s outstanding capital stock entitled to vote on such actions. The holders of a majority of the Company’s outstanding voting capital stock (the “Consenting Stockholders”), by written consent in lieu of a meeting delivered on July 31, 2026 pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and Article II, Section 9 of our bylaws, provided approval for the following corporate actions:

1.	Amendment No. 4 to the NextNRG, Inc. 2023 Equity Incentive Plan, as amended (the “2023 Plan”), to (i) increase the number of shares of the Company’s, par value $0.0001 per share (the “Common Stock”), available for grants under the 2023 Plan by 32,000,000, such that the number of shares of common stock available for grants under the 2023 Plan will increase from 22,250,000 shares to 54,250,000 shares, and (ii) remove any references to the Company as a Delaware corporation, due to the Company’s pending redomestication to the state of Nevada (the “2023 Plan Amendment”);

2.	An amendment to our Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of our Board of Directors (the “Board”), effect one or more reverse stock splits of our issued and outstanding shares of Common Stock at any time prior to the one-year anniversary date of the Consenting Stockholders’ approval, at a ratio, ranging from one-for-five (1:5) to one-for-twelve (1:12), with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split”);

3.	The potential issuance of shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock on the applicable date at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d), issuable upon conversion of shares of a new class of preferred stock of the Company known as the Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share (“Series C Preferred Shares”), that the Company may issue at the initial closing of a private placement transaction within three (3) months of the effective date of the actions approved in this Schedule 14C, as required by and in accordance with Nasdaq Listing Rule 5635(d) (the “Series C Financing”); and

4.	The issuance of the Common Stock, including restricted common stock and other equity awards, to Michael D. Farkas pursuant to that certain CEO and/or Executive Chairman Employment Agreement, approved by the Company’s related party committee of the Board (the “Related Party Committee) on May 1, 2026, by and between the Company and Mr. Farkas, in the form attached to the Information Statement attached to this notice as Annex B (the “Farkas Employment Agreement”), consisting of (i) each year, $2,000,000 worth of the Company’s Common Stock as annual Equity Salary, issuable quarterly, subject to shareholder approval or the then in effect Company Incentive Plan and vesting on the applicable issuance date, subject to adjustments upon the achievement of specified annual revenue thresholds, (ii) annual Equity Performance Awards of up to 100% of Equity Salary, in the form of restricted shares of the Company’s Common Stock, issuable quarterly and vesting one-third on issuance, one-third on the first anniversary of issuance and one-third on the second anniversary of issuance, (iii) market capitalization-based bonus issuances equal to 10% of the Company’s then issued and outstanding shares of Common Stock upon the Company achieving specified market capitalization thresholds, and (iv) equal to one and one-half years of Base Salary, Salary Equity, Annual Performance Bonus and Equity Performance Award, or $8,160,000, in the form of restricted common stock all as required by and in accordance with Nasdaq Marketplace Rule 5635(c) (the “Farkas Employment Agreement Equity Issuance”).

On June 11, 2026, upon the recommendation of the Compensation Committee of the Board, all of the members of the Board, by written consent in lieu of a meeting, as provided under the DGCL, approved the 2023 Plan Amendment.

On July 31, 2026, all of the members of the Board, by written consent in lieu of a meeting, as provided under the DGCL, approved the Reverse Stock Split and the Series C Financing.

On July 31, 2026, upon the recommendation of the Related Party Committee of the Board, all of the members of the Board, by written consent in lieu of a meeting, as provided under the DGCL, approved the Farkas Employment Agreement Equity Issuance.

This Information Statement is being furnished to our stockholders of record as of July 31, 2026 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the Consenting Stockholders by written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the Consenting Stockholders, who together hold a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. This Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C. This Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The action taken by written consent of the Consenting Stockholders will not become effective until September 10, 2026, which is the 20th calendar day after the date the Information Statement attached to this notice is first mailed or otherwise delivered to holders of our Common Stock.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer and Executive Chairman
August 21, 2026

INFORMATION STATEMENT

OF

NEXTNRG, INC.

407 Lincoln Rd., #9F

Miami Beach, FL 33139

August 21, 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF NEXTNRG, INC.’S STOCKHOLDERS IS REQUIRED

IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement on Schedule 14C (this “Information Statement”) is being furnished to the stockholders of NextNRG, Inc., a Delaware corporation (the “Company”), as of July 31, 2026 (the “Record Date”), and is first being mailed or otherwise delivered to stockholders on or about August 21, 2026. This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder, to inform the stockholders that, following the unanimous approval and recommendation of the Board of Directors of the Company (the “Board”), on July 31, 2026, stockholders holding a majority of the issued and outstanding voting securities of the Company (together, the “Consenting Stockholders”) approved, by written consent:

1.	Amendment No. 4 to the NextNRG, Inc. 2023 Equity Incentive Plan, as amended (the “2023 Plan”), to (i) increase the number of shares of the Company’s common stock available for grant under the 2023 Plan by 32,000,000, such that the number of shares of common stock available for grant under the 2023 Plan will increase from 22,250,000 shares to 54,250,000 shares, and (ii) remove any references to the Company as a Delaware corporation (the “2023 Plan Amendment”);

2.	An amendment to our Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of our Board of Directors (the “Board”), effect one or more reverse stock splits of our issued and outstanding shares of Common Stock at any time prior to the one-year anniversary date of the Consenting Stockholders’ approval, at a ratio, ranging from one-for-five (1:5) to one-for-twelve (1:12), with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split”)

3.	The potential issuance of shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock on the applicable date at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d), issuable upon conversion of shares of a new class of preferred stock of the Company known as the Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share (“Series C Preferred Shares”) that the Company may issue at the initial closing of a private placement transaction within three (3) months of the effective date of the actions approved in this Information Statement, as required by and in accordance with Nasdaq Listing Rule 5635(d) (the “Series C Financing”); and

4.	The issuance of the Company’s Common Stock, including restricted common stock and other equity awards, to Michael D. Farkas pursuant to that certain CEO and/or Executive Chairman Employment Agreement, approved by the Company’s related party committee of the Board (the “Related Party Committee) on May 1, 2026, by and between the Company and Mr. Farkas, in the form attached to this Information Statement as Annex B (the “Farkas Employment Agreement”), consisting of (i) each year, $2,000,000 worth of the Company’s Common Stock as annual Equity Salary under the 2023 Plan Incentive Plan, issuable quarterly, subject to shareholder approval or the then in effect Company Incentive Plan and vesting on the applicable issuance date, subject to adjustments upon the achievement of specified annual revenue thresholds, (ii) annual Equity Performance Awards of up to 100% of Equity Salary, in the form of restricted shares of the Company’s Common Stock, issuable quarterly and vesting one-third on issuance, one-third on the first anniversary of issuance and one-third on the second anniversary of issuance, (iii) market capitalization-based bonus issuances equal to 10% of the Company’s then issued and outstanding shares of Common Stock upon the Company achieving specified market capitalization thresholds, and (iv) a Signing Bonus equal to one and one-half (1.5) years of Base Salary, Salary Equity, Annual Performance Bonus and Equity Performance Award, or $8,160,000, in the form of restricted common stock all as required by and in accordance with Nasdaq Marketplace Rule 5635(c) (the “Farkas Employment Agreement Equity Issuance”).

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On June 11, 2026, upon the recommendation of the Compensation Committee of the Board, all of the members of the Board, by written consent in lieu of a meeting, as provided under the DGCL, approved the 2023 Plan Amendment. The Consenting Stockholders’ approval and consent constitutes the approval and consent of a majority of the total number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and is sufficient under the Delaware General Corporate Law (“DGCL”), the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and the Company’s bylaws (“Bylaws”) to approve the 2023 Plan Amendment, a copy of which is attached hereto as Annex A. Accordingly, approval of the 2023 Plan Amendment will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning approval of the 2023 Plan Amendment in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

On July 31, 2026, the Reverse Split was approved by the Board with the specific ratio to be determined by the Board at a later date in its discretion. The Consenting Stockholders’ approval and consent constitutes the approval and consent of a majority of the total number of shares of the Company’s Common Stock, and is sufficient under the DGCL, the Company’s Certificate of Incorporation, and the Company’s “Bylaws to approve the Reverse Stock Split. Accordingly, approval of the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning approval of Reverse Stock Split in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

On July 31, 2026, the Series C Financing was approved by the Board, with the specific terms of the Series C Financing to be determined by the Board at a later date in its discretion. The Consenting Stockholders’ approval and consent constitutes the approval and consent of a majority of the total number of shares of the Common Stock, and is sufficient under the DGCL, the Company’s Certificate of Incorporation, and the Company’s Bylaws to approve the Series C Financing. Accordingly, approval of the Series C Financing will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning approval of such issuance in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

On May 1, 2026, the Farkas Employment Agreement Equity Issuance was approved by the Company’s related party committee, with the specific terms of the Farkas Employment Agreement Equity Issuance set forth in the Farkas Employment Agreement. The Consenting Stockholders’ approval and consent constitutes the approval and consent of a majority of the total number of shares of the Company’s Common Stock, and is sufficient under the DGCL, the Company’s Certificate of Incorporation, and the Company’s Bylaws, as well as Nasdaq Marketplace Rule 5635(c), to approve the Farkas Employment Agreement Equity Issuance. Accordingly, approval of the Farkas Employment Agreement Equity Issuance will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning approval of such issuance in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

Your consent is not required and is not being solicited in connection with approval of the 2023 Plan Amendment, the Reverse Stock Split, the Series C Financing, and the Farkas Employment Agreement Equity Issuance by the Consenting Stockholders. This Information Statement is intended to provide stockholders information required by the rules and regulations of the Exchange Act.

RECORD DATE & VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, there were 168,133,448 shares of Common Stock issued and outstanding, held by approximately 100 holders of record, and 140,000 shares of Series B convertible preferred stock, held by one record holder. No shares of Series A convertible preferred stock were issued and outstanding as of the Record Date. Holders of Common Stock are entitled to one vote per share. The Series B convertible preferred stock votes together with the Common Stock as one class. Each share of Series B convertible preferred stock has a number of votes equal to the number of shares of Common Stock which would be issuable with respect to such Series B convertible preferred stock.

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MAJORITY STOCKHOLDER APPROVAL

Together, the Consenting Stockholders hold 86,073,406 shares of Common Stock and 140,000 shares of Series B convertible preferred stock, representing 51.43% of the Company’s voting securities as follows:

Stockholder Name	No. of Shares of Common Stock Owned		No. of Shares of Series B Convertible Preferred Stock Owned		Total No. of Votes		Percentage of Vote
Michael D. Farkas	75,579,517	(1)	140,000	(2)	76,304,717	(3)	45.19%
Other Consenting Stockholders (unaffiliated)	10,493,889		-		10,493,889		6.24%
TOTAL	86,073,406		140,000		86,798,606		51.43%

(1)	Represents (i) 62,497,924 shares held by Mr. Farkas, (ii) 154,827 shares held by SIF Energy LLC, (iii) 26,578 shares held by Balance Labs, Inc.; and (iv) 12,900,188 shares held by Inductive Holdings LLC. Mr. Farkas has sole voting and investment control over the shares of Common Stock held by SIF Energy LLC, Balance Labs, Inc., and Inductive Holdings LLC.
(2)	Each share of Series B convertible preferred stock votes together with the Common Stock as one class. Each share of Series B convertible preferred stock has a number of votes equal to the number of shares of Common Stock which would be issuable with respect to such Series B convertible preferred stock. As of the Record Date, Mr. Farkas’ shares of Series B convertible preferred stock were convertible into an aggregate of 725,200 shares of Common Stock, based on the fixed conversion rate of 5.18 shares of Common Stock per share of Series B convertible preferred stock.
(3)	Represents (i) 75,579,517 votes based on Mr. Farkas’ Common Stock holdings, and (ii) 725,200 votes based on Mr. Farkas’ Series B convertible preferred stock holdings.

EXPENSES

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Information Statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or the Company’s offices by telephone at (305) 786-NEXT or by mail to NextNRG, Inc., 407 Lincoln Rd., #9F, Miami Beach, FL 33139. The Company will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any stockholder residing at an address to which only one copy was mailed. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of the Company’s annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or the Company’s offices at the contact information above.

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NO DISSENTERS’ RIGHT OF APPRAISAL

Stockholders have no right under the DGCL, the Company’s Certificate of Incorporation, and the Company’s Bylaws to dissent from approval of the 2023 Plan Amendment set forth above.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the 2023 Plan Amendment, the Reverse Stock Split, the Series C Financing, and the Farkas Employment Agreement Equity Issuance Financing is authorized by Delaware law. Under Delaware law, action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effectuate the 2023 Plan Amendment disclosed herein as quickly as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of a majority of the Company’s voting power to approve the 2023 Plan Amendment.

The 2023 Plan Amendment, the Reverse Stock Split, the issuance of shares of Common Stock in connection with any Series C Financing above 19.99%, and the Farkas Employment Agreement Equity Issuance described in this Information Statement cannot be effectuated until at least 20 calendar days after this Information Statement has first been sent or given to the stockholders. The Board retains the authority to abandon the 2023 Plan Amendment the Reverse Stock Split, the Series C Financing, and the Farkas Employment Agreement Equity Issuance for any reason at any time prior to the effective date of the 2023 Plan Amendment, the Reverse Stock Split, the Series C Financing, and the Farkas Employment Agreement Equity Issuance.

INTERESTS OF CERTAIN PERSONS IN THE 2023 PLAN AMENDMENT, THE REVERSE STOCK SPLIT, THE SERIES C FINANCING, AND THE FARKAS EMPLOYMENT AGREEMENT EQUITY ISSUANCE

No officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner, except for Michael D. Farkas, who is a beneficial owner of more than 5% of our Common Stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future events. When used in this Information Statement, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this Information Statement relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in our annual report and other filings with the SEC, as the same may be updated from time to time) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including U.S. securities laws, we do not intend to update any of the forward-looking statements to conform these statements.

THE 2023 PLAN AMENDMENT

This discussion is qualified in its entirety by reference to the 2023 Plan and the 2023 Plan Amendment, a copy of which is attached to this Information Statement as Annex A.

On April 27, 2023, the Board, upon a recommendation of the Compensation Committee, approved the 2023 Plan to provide stock-based incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company by motivating its employees to achieve long-term results and rewarding them for their achievements and to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long range success. The 2023 Plan was subsequently approved by stockholders of the Company.

Subsequently, in November 2023, the Board and a majority of the stockholders of the Company approved an amendment to the 2023 Plan (as disclosed in the definitive information statement on Schedule 14C filed by the Company on December 29, 2023) that had the effect of increasing the number of shares of Common Stock available for grant under the 2023 Plan from 900,000 to 2,900,000. Further, the Board and a majority of the stockholders of the Company in January 2024 approved an additional amendment to the 2023 Plan (as disclosed in the definitive information statement on Schedule 14C filed by the Company on February 8, 2024) that had the effect of decreasing the number of shares of Common Stock available for grant under the 2023 Plan from 2,900,000 to 2,250,000.

Thereafter, in March 2025, the Board and a majority of the stockholders of the Company approved an amendment to the 2023 Plan (as disclosed in the definitive information statement on Schedule 14C filed by the Company on March 17, 2025) that had the effect of (i) increasing the number of shares of Common Stock available for the grant under the 2023 Plan from 2,250,000 to 22,250,000; and (ii) increasing the maximum number of shares of Common Stock that may be granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during such fiscal year, from a total value of $300,000 to $500,000.

On June 11, 2026, the Compensation Committee recommended the 2023 Plan Amendment to the Board. On June 11, 2026, the Board, upon the recommendation of the Compensation Committee, via written consent in lieu of a meeting, approved and recommended that the Company’s stockholders approve, the 2023 Plan Amendment to (i) increase the number of shares of Common Stock available for grant under the 2023 Plan by 32,000,000, such that the number of shares of common stock available for grant under the 2023 Plan will increase from 22,250,000 to 54,250,000, and (ii) remove any references to the Company as a Delaware corporation. At the annual meeting of the Company’s stockholders held on December 29, 2025, stockholders approved a proposal to change the Company’s state of incorporation from Delaware to Nevada. Although the Company intends to change its state of incorporation from Delaware to Nevada in the near future, it has not yet done so. Pursuant to the 2023 Plan Amendment, references to the Company as a Delaware corporation are being removed in order to eliminate the need to amend the 2023 Plan in the future if and when the Company’s state of incorporation is changed.

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Pursuant to a written consent delivered on July 31, 2026, the Consenting Stockholders, collectively holding 89,533,075 shares of Common Stock and 140,000 shares of the Series B convertible preferred stock, representing approximately 53.45% of our voting power as of the Record Date, approved the 2023 Plan Amendment.

Summary of Material Features of the 2023 Plan

The following summary of the material terms of the 2023 Plan, as amended by the 2023 Plan Amendment, is qualified in its entirety by the full text of:

(i)	The 2023 Plan, a copy of which was included as Annex A to the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on April 28, 2023;
(ii)	The amendment to the 2023 Plan, a copy of which was included as Annex E to the Company’s definitive information statement on Schedule 14C filed by the Company with the SEC on December 29, 2023;
(iii)	The amendment to the 2023 Plan, a copy of which was included as Annex B to the Company’s definitive information statement on Schedule 14C filed by the Company with the SEC on February 8, 2024;
(iv)	The amendment to the 2023 Plan, a copy of which was included as Annex A to the Company’s definitive information statement on Schedule 14C filed by the Company with the SEC on March 17, 2025; and
(v)	The 2023 Plan Amendment, a copy of which is included as Annex A to this Information Statement.

You also may obtain a copy of the 2023 Plan, free of charge, by writing to the Company, Attention: Corporate Secretary, NextNRG, Inc., 407 Lincoln Rd., #9F, Miami Beach, FL 33139.

Effective Date; Duration of the 2023 Plan

The 2023 Plan originally became effective upon approval by the Company’s stockholders on June 2, 2023 and will remain in effect until June 2, 2033, the tenth anniversary of the date it was approved by stockholders, unless terminated earlier by the Board.

Plan Administration

The 2023 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to, among other things, interpret the 2023 Plan, determine who will be granted awards under the 2023 Plan, determine the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the 2023 Plan.

Eligibility

The Compensation Committee may grant awards to any employee, officer, consultant or director of the Company and its affiliates. Only employees are eligible to receive incentive stock options (“ISOs”). Non-employee directors currently receive awards as described in this Information Statement under “Director Compensation” and the Company’s Named Executive Officers (as hereinafter defined) receive awards as described in this Information Statement under “Executive Compensation” below.

Shares Available for Awards; Limits on Awards

The 2023 Plan authorizes the issuance of up to 54,250,000 shares of Common Stock (the “Total Share Reserve”). Subject to adjustment as set forth in the 2023 Plan, no more than 54,250,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of ISOs. The maximum number of shares of Common Stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year may not exceed a total value of $500,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

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If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the award related, then the shares subject to such award will again become available for future grant under the 2023 Plan.

Shares tendered in payment of the option exercise price or delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right (“SAR”) or other awards that were not issued upon the settlement of the award will not again become available for future grants under the 2023 Plan.

The Compensation Committee will make appropriate adjustments to these limits in the event of certain changes in the capitalization of the Company (see “Adjustments Upon Changes in Stock”).

Types of Awards That May Be Granted

Subject to the limits in the 2023 Plan, the Compensation Committee has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the 2023 Plan are stock options (including both ISOs and nonqualified stock options (“NQSOs”)), SARs, restricted stock, restricted stock units (“RSUs”), performance awards, cash awards and other stock-based awards.

Stock Options

A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a NQSO. ISOs and NQSOs are taxed differently, as described under “Federal Income Tax Treatment of Awards Under the 2023 Plan.” Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a 10% stockholder, 110% of the fair market value) of a share of Common Stock on the grant date. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Compensation Committee.

SARs

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of Common Stock on the grant date. SARs may be granted alone (“freestanding rights”) or in tandem with options (“related rights”).

Restricted Stock

A restricted stock award is an award of actual shares of Common Stock which are subject to certain restrictions for a period of time determined by the Compensation Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends.

RSUs

An RSU is an award of hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of Common Stock, which are subject to certain restrictions for a period of time determined by the Compensation Committee. No shares of Common Stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a stockholder. The Compensation Committee may grant RSUs with a deferral feature (deferred stock units or “DSUs”), which defers settlement of the RSU beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Compensation Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

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Performance Awards

A performance award is an award of shares of Common Stock or units that are only earned if certain conditions are met. The Compensation Committee has the discretion to determine the number of shares of Common Stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and any other terms, conditions, and restrictions of the award.

Other Equity-Based Awards

The Compensation Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Compensation Committee as set out in an award agreement.

Cash Awards

The Compensation Committee may grant cash awards that are designated performance compensation awards.

Vesting

The Compensation Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. The Company’s practice since inception has been for time-based vesting for signing shares and for subsequent shares to be granted based upon achievement of goals during a calendar year and then be subject to time-based vesting.

Adjustments Upon Changes in Stock

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2023 Plan and any award agreements, the exercise price of options and SARs, the maximum number of shares of Common Stock subject to all awards and the maximum number of shares of Common Stock with respect to which any one person may be granted awards during any period will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

Unless the Compensation Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Compensation Committee will, in the case of ISOs, ensure that any adjustments made will not constitute a modification, extension or renewal of the ISO within the meaning of Section 424(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and in the case of NQSOs, ensure that any adjustments will not constitute a modification of such NQSOs within the meaning of Section 409A of the Code. Any adjustments will be made in a manner which does not adversely affect the exemption provided under Rule 16b-3 under the Exchange Act. The Company will give participants notice of any adjustment.

Change in Control

In the case of performance awards, in the event of a change in control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

In the event of a change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the change in control, the Compensation Committee may cancel the option or SAR without the payment of any consideration.

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A change in control is defined as (a) the acquisition by one person or more than one person acting as a group, of Company stock representing more than 50% of the total fair market value or total voting power of the Company’s stock; (b) the acquisition by one person or more than one person acting as a group, of Company stock possessing more than 30% of the total voting power of the Company’s stock; (c) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board; or (d) the acquisition by one person or more than one person acting as a group, of Company assets with a total gross fair market value of more than 40% of the total gross fair market value of all of the Company’s assets immediately before the acquisition.

Amendment or Termination of the 2023 Plan

The Board may amend or terminate the 2023 Plan at any time. However, except in the case of adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of The Nasdaq Stock Market (“Nasdaq”). The 2023 Plan will terminate on the 10-year anniversary of the effective date of the 2023 Plan (June 2, 2033), unless previously terminated by the Board.

Amendment of Awards

The Compensation Committee may amend the terms of any one or more awards. However, the Compensation Committee may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

Clawback and Recoupment

The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the 2023 Plan or an award agreement in accordance with the Company’s clawback policy.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the 2023 Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

NQSOs

The grant of a NQSO will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

ISOs

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold.

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.

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If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock and Performance Shares

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance shares awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Code within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

RSUs and Performance Stock Units

The grant of an RSU or performance stock unit will not result in taxable income to the participant. When the RSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2023 Plan and awards granted under the 2023 Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Section 162(m) and Limits on the Company’s Deductions

Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

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New Plan Benefits

Awards under the 2023 Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the 2023 Plan are not determinable at this time.

Nasdaq Requirements

We are subject to Nasdaq’s listing standards because our Common Stock is currently listed on the Nasdaq Capital Market. The issuance of shares of our Common Stock under the 2023 Plan, as amended by the 2023 Plan Amendment, implicates certain of Nasdaq’s listing standards requiring prior stockholder approval in order to maintain our listing on the Nasdaq Capital Market.

Nasdaq Listing Rule 5635(c) requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants. Such material amendment includes any material increase in the number of shares to be issued under the 2023 Plan, other than to reflect a reorganization, stock split, merger, spinoff or similar transaction.

As a result of the Consenting Stockholders’ approval of the 2023 Plan Amendment, on the date which is 20 calendar days after the date on which this Information Statement is mailed to our stockholders, we will comply with Nasdaq Listing Rule 5635(c), as the Consenting Stockholders’ approval will then constitute stockholder approval for the Company to materially amend the 2023 Plan in the manner set forth in the 2023 Plan Amendment.

EXECUTIVE COMPENSATION

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

●	Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

●	Ties a significant portion of total compensation to achievement of the Company’s business goals such as revenue, and Adjusted EBITDA targets;

●	Enhances retention by having equity compensation subject to multi-year vesting; and

●	Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary; performance-based incentive compensation determined primarily by reference to objective financial operating criteria; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

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Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the mobile fueling and new energy businesses, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility. In determining salaries, we did not engage compensation consultants.

Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to compensate executives when financial performance goals are achieved. Executives have the opportunity to earn annual cash compensation equal to a percentage of their base salary.

Long-Term Incentive Compensation – Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2023 Equity Incentive Plan, as amended (the “2023 Plan”). Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the vesting schedule (which is generally three years for employees and one year for non-employee directors, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded stock options and restricted stock to executives upon joining the Company and thereafter grants may be at the discretion of the Board, a role that will be assumed by our compensation committee on a going forward basis. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, on such a later date as the employee joins the Company. We also have granted restricted stock to members of the Board of Directors and executive officers from time to time.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

Retirement and Other Benefits

All eligible employees in the United States are automatically enrolled in our 401(k) plan.

Perquisites and Other Personal Benefits

Section 162(m) of the Internal Revenue Code limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

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2025 Summary Compensation Table

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2025 and 2024, respectively:

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards (1)	All Other Compensation (2)		Total

Michael D. Farkas	2025	$-		$-	$-	$-	$10,164	(4)	$10,164
Chief Executive Officer (3)	2024	$-		$-	$-	$-	$-		$-

Arif Sarwat	2025	$218,364		$-	$-	$-	$-		$218,364
Chief Technology Officer (5)	2024	$203,747		$-	$-	$-	$-		$203,747

Joel Kleiner	2025	$228,080		$-	$-	$901,332	$34,228	(7)	$1,163,640
Chief Financial Officer (6)	2024	$107,945		$-	$-	$-	$15,084		$123,029

Yehuda Levy	2025	$203,846	(9)	$-	$-	$-	$38,884	(10)	$242,730
Former Interim Chief Executive Officer (8)	2024	$196,154		$-	$-	$-	$46,465		$242,619

(1)	Represents the aggregate grant date fair value of stock options, accounted for in accordance with ASC 718. The assumptions made in the valuations of these option awards are included in the notes to the accompanying consolidated financial statements.

(2)	During the year ended December 31, 2025 and 2024, the Company paid medical, dental, and vision benefits as well as made matching 401(k) contributions on behalf of the named executives herein.

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(3)	Mr. Farkas became the Company’s Chief Executive Officer and Executive Chairman on February 13, 2025.

(4)	Represents health insurance benefits.

(5)	Mr. Sarwat became the Company’s Chief Technology Officer on February 13, 2025.

(6)	Mr. Kleiner became the Company’s Chief Financial Officer on February 13, 2025.

(7)	Represents health insurance benefits.

(8)	Mr. Levy ceased to be the Company’s Interim Chief Executive Officer on February 13, 2025.

(9)	Represents $26,923 in salary related to Mr. Levy’s services as Interim Chief Executive Officer through February 13, 2025, and $176,923 in salary related to his non-officer role as leading the mobile fueling division.

(10)	Represents health insurance benefits.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2025 and 2024, respectively:

		Option Awards			Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Joel Kleiner (1)	April 9, 2025	$857,250	$2.60	Various	-	$-	-	$-

(1)	The Company granted 1,143,000 options. At December 31, 2025, 285,750 shares were fully vested. The balance of 857,250 shares are expected to vest over the next 3 years.

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EQUITY COMPENSATION PLAN INFORMATION

The following table contains summary information as of December 31, 2025 concerning the Company’s equity compensation plans pursuant to which equity securities are authorized for issuance. All of our equity compensation plans have been approved by the stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,307,000	(1)	2.60	2,101,451	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	4,307,000	(1)	2.60	2,101,451	(2)

(1)	Of this amount, 4,307,000 and 0 shares were issuable pursuant to outstanding awards under the 2023 Plan and the EzFill Holdings, Inc. 2022 Equity Incentive Plan, respectively.
(2)	Of this amount, 2,101,451 and 0 shares were available for future issuance under the 2023 Plan and the EzFill Holdings, Inc. 2022 Equity Incentive Plan, respectively.

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2025 Director Compensation Table

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during the fiscal year ended December 31, 2025, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2025.

Name	Fees earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-equity incentive plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Daniel Arbour	$-	$385,000	$-	$-	$-	$-	$385,000
Bennett Kurtz	$18,000	$385,000	$-	$-	$-	$-	$403,000
Jack Leibler	$14,000	$385,000	$-	$-	$-	$-	$399,000
Sean Oppen	$17,500	$385,000	$-	$-	$-	$-	$402,500

(1)	Represents amounts accrued that remained unpaid as of December 31, 2025.

(2)	These stock awards had a grant date fair value of $385,000 each, payable in common stock. All awards were fully vested on the grant date. The valuation of these awards was determined at the annual board meeting. Directors may not sell any shares of the Company’s common stock they receive for six months from receipt of such shares. The Company also reimburses the director’s reasonable documented expenses relating to the director’s attendance at meetings of the board and reasonable out of pocket expenses incurred in connection with the performance of the director’s duties as a member of the board. We do not provide any deferred compensation, health or other personal benefits to our directors.

Additionally, members are paid for their participation on various committees as follows:

Name	Committee	Position	Compensation

Bennett Kurtz	Audit	Chairman	$10,000
Jack Leibler	Audit	Member	$5,000
Sean Oppen	Audit	Member	$5,000

Sean Oppen	Compensation	Chairman	$7,500
Bennett Kurtz	Compensation	Member	$3,000
Jack Leibler	Compensation	Member	$3,000

Jack Leibler	Nominating/Governance	Chairman	$6,000
Sean Oppen	Nominating/Governance	Member	$5,000
Bennett Kurtz	Nominating/Governance	Member	$5,000

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by:

●	Each named executive officer and director;

●	All executive officers and directors of the Company as a group; and

●	All those known by the Company to be beneficial owners of more than 5% of its Common Stock.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address (1)	Shares of Common Stock Beneficially Owned		Percentage (2)

Named Executive Officers and Directors:
Michael D. Farkas	76,304,717	(3)	45.19%
Arif Sarwat	13,953,558		8.30%
Joel Kleiner	-		*
Daniel Arbour	34,121		*
Bennett Kurtz	205,157		*
Jack Leibler	56,007		*
Sean Oppen	56,007		*
All Executive Officers and Directors as a Group (7 persons)	90,609,567	(4)	53.66%

Other 5% Holders:
None

*	Less than 1%

(1)	The address of each of the officers and directors is 407 Lincoln Road, Ste 9F., Miami Beach, Florida 33139.

(2)	The calculation in this column is based upon 168,133,448 shares of Common Stock and 140,000 shares of Series B convertible preferred stock issued and outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Represents (i) 62,497,924 shares of Common Stock held by Mr. Farkas; (ii) 154,827 shares of Common Stock held by SIF Energy LLC; (iii) 26,578 shares of Common Stock held by Balance Labs, Inc.; (iv) 12,900,188 shares of Common Stock held by Inductive Holdings LLC; (v) 725,200 shares of Common Stock which may be issued upon the conversion of 140,000 shares of Series B convertible preferred stock held directly, each with a stated value of $10.00 per share, at the fixed conversion rate of 5.18 shares of Common Stock per share. Mr. Farkas has sole voting and investment control of the shares of Common Stock held by SIF Energy LLC, Balance Labs, Inc. and Inductive Holdings LLC.

(4)	Includes (i) 725,200 shares of Common Stock Mr. Farkas has the right to acquire upon conversion of 140,000 shares of Series B convertible preferred stock.

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AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Background and Proposed Amendment

Our amended and restated certificate of incorporation, as amended, currently authorizes the Company to issue a total of 505,000,000 shares of capital stock, consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

On July 31, 2026, subject to stockholder approval, the Board approved an amendment to our amended and restated certificate of incorporation to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of 1-for-5 to 1-for-12, with the exact ratio within such range to be determined by the Board at its discretion. The Reverse Split may be effected at any time prior to the one-year anniversary date of the date this Information Statement is first mailed to stockholders.

The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

When the Reverse Stock Split is effected, every 5 shares of our issued and outstanding Common Stock up to every 12 shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The Reverse Split may be effected at any time prior to the one-year anniversary date of this Information Statement. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. The Board has have the sole authority to elect whether or not and when to amend our amended and restated certificate of incorporation to effect the Reverse Stock Split. The Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”.

The text of the proposed amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split is included as Annex B to this Information Statement. The Company has the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders.

As a result of the Consenting Stockholders’ approval of the Reverse Stock Split, on the date which is 20 calendar days after the date on which this Information Statement is mailed to our stockholders, we will comply with Nasdaq Listing Rule 5635(c), as the Consenting Stockholders’ approval will then constitute stockholder approval for the Company to effect the Reverse Stock Split.

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Reasons for the Reverse Stock Split Amendment

The approval of the Reverse Stock Split is in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on the Nasdaq Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is a potentially effective means to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on the Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, that the Company maintain a continued closing bid price of at least $1.00 per share. On the Record Date, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.2711 per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Common Stock on Nasdaq.

The Board believes that maintaining the current number of authorized shares of our Common Stock, irrespective of the Reverse Stock Split, is necessary to provide us with the flexibility to act in the future with respect to raising additional financing, potential strategic collaborations and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Common Stock may arise. Such a delay might deny us the flexibility that our Board views as important and in the interests of the Company and its stockholders.

Risks Associated with the Reverse Stock Split

The Board does not intend to effect the Reverse Stock Split if our stock regains compliance with Nasdaq’s bid price requirement discussed below.

On March 16 2026, we received a written notification (the “Notice”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we no longer satisfy the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the continued listing minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days (collectively, the “Bid Price Rule”). The Notice indicated that the Company will be provided 180 calendar days, or until September 14, 2026, in which to regain compliance.

In the event of a delisting from the Nasdaq Capital Market, we may seek to have our Common Stock traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or, together, exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than exchange-listed stocks. Additionally, some institutional investors are prohibited from investing in OTC stocks, and it would likely be more challenging to raise capital when needed.

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In light of our financial position and our need to raise additional capital, delisting of our Common Stock from the Nasdaq Capital Market would materially limit our ability to obtain additional equity capital. We may need to seek an in-court or out-of-court restructuring of our liabilities. In the event of such restructuring activities, holders of our Common Stock and other securities will likely suffer a total loss of their investment.

The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on the Nasdaq Capital Market. There can be no assurance that even if the Reverse Stock Split is effected, that we will ultimately regain compliance with the Minimum Bid Price Requirement and all other applicable requirements for continued listing on the Nasdaq Capital Market or that our Common Stock will not be delisted from the Nasdaq Capital Market.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term or have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success. In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, it is possible that, if implemented, our Common Stock may not become more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholder equity requirement, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

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The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

The effective increase in the authorized number of shares of our Common Stock as a result of the Reverse Stock Split could have anti-takeover implications.

The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our Common Stock available for issuance (as our authorized number of shares of Common Stock will remain unchanged), which could, under certain circumstances, have anti-takeover implications. The additional shares of Common Stock that would become available for issuance if a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our Common Stock at a low price. The Board also could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Reverse Stock Split may be prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of a Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If we effect the reverse split and then the market price of our Common Stock will decline and will fail to meet the continued Nasdaq listing requirement for the minimum bid price, we may not be eligible for any compliance period.

In January 2025, the U.S. Securities and Exchange Commission (SEC) approved amendments, which are now effective, to the Nasdaq listing rules that significantly affect companies seeking to use reverse stock splits to regain or maintain compliance with Nasdaq’s $1.00 minimum bid price requirement. The changes to the Nasdaq rules alter, among others, the frequency of reverse stock splits to prevent companies from repeatedly using them as part of their minimum bid price compliance strategy. Under the amended Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the continued listing requirement for minimum bid price and the company has effected a reverse stock split over the prior one-year period (or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one), then the company shall not be eligible for any compliance period to address the bid price deficiency. Instead, Nasdaq will move forward with delisting proceedings.

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Treatment of Fractional Shares in the Reverse Stock Split

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number. For example, if as a result of a reverse stock split a record stockholder would otherwise be entitled to hold 15.3 shares of our Common Stock after giving effect to the Reverse Stock Split, such stockholder would instead hold 16 shares of our Common Stock.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not less than 1-for-2 or more than 1-for-20.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;
●	the per share price of our Common Stock immediately prior to the Reverse Stock Split;
●	the per share price of our Common Stock immediately prior to the Reverse Stock Split;
●	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;
●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

The Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

The Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the date this Information Statement is first mailed to stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

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The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our amended and restated certificate of incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Information Statement as Annex B. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the date this Information Statement is first mailed to stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on Issues and Outstanding Common Stock

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-5 to 1-for-12. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.0001.

As of the Record Date, approximately 168,133,448 shares of our Common Stock were outstanding and 140,000 shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-12, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 14,011,121 shares. Nasdaq requirements state that a listed company must have at least 500,000 shares in the public float. The Company would meet this requirement if the Reverse Stock Split is effected at a ratio of 1-for-12.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, the terms of equity awards granted under our 2023 Equity Incentive Plan (the “Equity Plan”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plan, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split. The number and exercise prices of outstanding warrants that we have issued will be correspondingly adjusted.

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Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC. After the effective time of any Reverse Stock Split that our Board elects to implement, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on the Nasdaq Capital Market under the symbol “NXXT” immediately following the Reverse Stock Split.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 505,000,000 shares, consisting of 500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

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Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender any current certificates they may hold to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change from its current CUSIP number, 552941105. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the proposed Certificate of Amendment to effect the Reverse Stock Split.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

United States Federal Income Tax Consequences of the Reverse Stock Split.

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	U.S. holders whose functional currency is not the U.S. dollar;
●	Persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell Common Stock under the constructive sale provisions of the Code;
●	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

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If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered, and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of Common Stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for Common Stock. We intend to treat the issuance of such an additional fraction of a share of Common Stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

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SERIES C FINANCING

The Board has approved the material terms of the proposed Series C Financing as described herein, pursuant to which, the Company may enter into a definitive securities purchase agreement (the “Purchase Agreement”) with one or more institutional investors (the “Investors”) pursuant to which we may issue to such Investors in multiple closings up to $30 million of aggregate stated value of Series C Preferred Shares, with an initial closing to occur on or about the date of the Purchase Agreement with respect to $10 million of aggregate stated value of Series C Preferred Shares. We are not obligated to seek, and are not seeking, stockholder approval for the proposed Series C Financing as a whole. Instead, pursuant to Nasdaq Listing Rule 5635(d), we obtained stockholder approval for the potential issuance of shares of our Common Stock upon the conversion or otherwise pursuant to the terms of all of the Series C Preferred Shares to be issued in the Series C Financing, in an amount in excess of 19.99% of our shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement at a conversion price that is less than the Minimum Price, as defined in Nasdaq Listing Rule 5635(d) (the “Minimum Price”). This Information Statement is with respect to the potential issuance of shares of our Common Stock upon the conversion or otherwise pursuant to the terms of the Series C Preferred Shares to be issued at the initial closing in an amount in excess of 19.99% of our shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement at a conversion price that is less than the Minimum Price. We are required to file additional Information Statements with respect to the issuance of shares of our Common Stock upon the conversion or otherwise pursuant to the terms of the Series C Preferred Shares to be issued at subsequent closings in an amount in excess of 19.99% of our shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement at a conversion price that is less than the Minimum Price.

As reported in a Current Report on Form 8-K (the “Form 8-K”) filed with the SEC on August 17, 2026, (i) on August 11, 2026, the Board approved the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock setting forth the rights, preferences, and privileges of the Series C Preferred Shares (as corrected, the “Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 3,000,000 shares of preferred stock of the Company as Series C Preferred Shares, and on August 13, 2026, the Company filed the Certificate of Designation, which was subsequently corrected by the filing a Certificate of Correction on August 14, 2026 and (ii) on August 13, 2026, the Company, and entered into a Purchase Agreement pursuant to which the Company agreed to issue and sell to the Investor up to 3,000,000 Series C Preferred Shares, for aggregate purchase price of $27.2 million.. On August 13, 2026 (the “Initial Closing Date”), at the initial closing under the SPA (the “Initial Closing”), the Company issued and sold to the Investor 1,000,000 shares of Series C Preferred Stock (the “Initial Shares”) for an aggregate purchase price of $9.2 million. For additional information, please see the Form 8-K.

Each Series C Preferred Share will be convertible, at the holder’s option following its issuance, into a number of shares of our Common Stock determined by dividing (A) the product of (i) the sum of (x) the Stated Value at issue, (y) all accrued and unpaid dividends and (z) any other unpaid amounts payable by the Company to the holder pursuant to the transaction documents, multiplied by (ii) 105%, divided by (B) the Conversion Price (as defined herein) then in effect. The Conversion Price of the Series C Preferred Shares will be equal to (i) $0.75 per share, for any Series C Preferred Shares issued at the initial closing of the Series C Financing, or (ii) following the initial closing for any additional closings, the greater of (A) 20% of the Minimum Price and (B) 150% of the lower of (x) the closing price of our Common Stock as reported by Nasdaq on the trading day immediately prior to the issuance date of such Series C Preferred Shares and (y) the average of the closing price of our Common Stock for the five trading days immediately preceding the issuance date of such Series C Preferred Shares (the “Conversion Price”), subject to adjustment as will be provided in the Certificate of Designation. The Certificate of Designation will contain a floor price equal to the greater of (i) $0.135 per share (the “Initial Floor Price”), and (ii) 20% of Minimum Price on the trading day immediately preceding the date of the Purchase Agreement (the “Nasdaq Floor Price”).

The Series C Preferred Shares will accrue dividends daily at an annual rate of 12.5%, payable monthly in cash or in shares of Common Stock at our election, ranks senior to our Common Stock, Series A Preferred Stock and Series B Preferred Stock with respect to dividends and liquidation, and has no voting rights except as required by law or as set forth in the Certificate of Designation. The Series C Preferred Shares will be redeemable at our option at any time and redeemable by the holders any time after the two-year anniversary of the first issuance at a redemption price equal to 125% of the stated value plus accrued and unpaid dividends. In addition, accrued and unpaid dividends may be payable in Series C Preferred Shares. Upon the occurrence of certain triggering events, including a delisting of our Common Stock from Nasdaq or a failure to timely deliver shares of Common Stock upon conversion of the Series C Preferred Shares, holders may require us to redeem their shares on the same terms.

In connection with the Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor providing customary resale registration rights for the shares of Common Stock issuable upon conversion of the Series C Preferred Shares. The Purchase Agreement also contains prohibitions restricting us from entering into any variable-rate transactions, and will grant the Investor participation rights in future financings until the later of the first anniversary of the Purchase Agreement or the last closing thereunder.

The Consenting Stockholders have approved the issuance of shares of Common Stock in excess of 20% of the outstanding Common Stock on the date of the Purchase Agreement at a price less than the “Minimum Price” upon the conversion of all Series C Preferred Shares issued pursuant to the Purchase Agreement in advance in order to ensure that we were able to successfully enter into the Purchase Agreement to obtain necessary financing in light of current market conditions.

The Purchase Agreement was also subject to the following limitations, which were approved by the Board and the Consenting Stockholders:

●	At the initial closing of the Series C Financing, the Company will issue up to 1,000,000 Series C Preferred Shares for maximum aggregate gross proceeds of $9,200,000;
●	The Stated Value of each Series C Preferred Shares will be $10.00; The amount of discount to the Stated Value will be 10%, such that the Investor will pay at least $9.20 for each $10 Stated Value;
●	The initial floor price will be between $0.75 and $0.135 per share of Common Stock, meaning that regardless of how far the market price of our Common Stock may decline, each Series C Preferred Share will convert into no more than approximately 74.07 shares of Common Stock per $10 Stated Value, dependent on the Initial Floor Price. If we issue 1,000,000 Series C Preferred Shares at the initial closing the maximum number of shares of Common Stock issuable upon conversion of all Series C Preferred Shares will be between 13,333,333 ($10,000,000 divided by $0.75) and 74,074,074 ($10,000,000 divided by $0.135), dependent on the Initial Floor Price.

This Information Statement relates only to the issuance of shares of Common Stock issuable upon conversion or otherwise pursuant to the terms of the 1,000,000 Series C Preferred Shares issued at the initial closing. The Purchase Agreement provides for additional closings of up to an aggregate of 2,000,000 Series C Preferred Shares, subject to the satisfaction or waiver of certain conditions. If additional Series C Preferred Shares are issued at additional closings, the issuance of shares of Common Stock upon conversion or otherwise pursuant to the terms of such Series C Preferred Shares will require the filing of additional Information Statements to make the approval of the Consenting Stockholders under Nasdaq Listing Rule 5635(c) for such additional closings effective and the Company expects to file a similar information statement with respect to any additional closing, at that time.

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Series C Financing that is not shared by all of our other stockholders.

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Effects of the Series C Financing on Existing Stockholders

Dilution. The issuance of shares of our Common Stock upon conversion of the Series C Preferred Shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership interest in our Common Stock. Stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock. If all 1,000,000 Series C Preferred Shares issued and subsequently converted at the lowest potential floor price of $0.135 per share of Common Stock, up to 74,074,074 shares of Common Stock would be issued. Based on the number of shares of Common Stock outstanding as of the Record Date, these shares would represent approximately 30.6% of the shares of Common Stock outstanding after such issuance.

The following table sets forth, for illustrative purposes only, the aggregate amount of shares of Common Stock that would be issuable to the stockholders upon the full conversion of 1,000,000 Series C Preferred Shares issued at the initial closing (excluding any accrued and unpaid dividends), pursuant to the anticipated terms of the issuances at varying conversion prices. For purposes of such illustrative disclosure, we assume that the Consenting Stockholders approval will become effective and the Investor elects to convert all of their Series C Preferred Shares into Common Stock over time in compliance with the beneficial ownership limitations of the Series C Preferred Stock.

Assumed Average Price Per Share		Number of Shares of Common Stock to be Issued(1)
$0.75		13,333,333
$0.50		20,000,000
$0.35		28,571,429
$0.2273	(2)	43,994,721
$0.135	(3)	74,074,074

(1) Assumes 1,000,000 Series C Preferred Shares issued and a Stated Value per Share of $10

(2) Represents the last reported sale price of our Common Stock on Nasdaq on August 20, 2026

(3) Represents the Initial Floor Price.

Voting Power. The Series C Preferred Shares were designated as non-voting preferred stock and, accordingly, holders of Series C Preferred Shares will not have voting rights with respect to their preferred shares prior to conversion. However, upon conversion of the Series C Preferred Shares into Common Stock, the holders of such converted shares will have voting rights equal to one vote per share of Common Stock, the same as all other holders of Common Stock. The issuance of additional shares of Common Stock upon conversion could therefore dilute the voting power of existing stockholders. If a significant number of Series C Preferred Shares are converted and held by one or a small number of investors, this could result in a concentration of voting power.

Potential Anti-Takeover Effects. The issuance of shares of Common Stock in connection with the Series C Financing could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, or an extraordinary corporate transaction opposed by the Company. The Board has no current intention to use the Series C Financing as an anti-takeover measure, and this action is being taken solely to raise capital for the Company’s operations and business objectives.

Use of Proceeds. The net proceeds from the Series C Financing are expected to be used for general corporate purposes and working capital needs. The Company currently has no specific allocations for the proceeds beyond general operations.

As a result of the Consenting Stockholders’ approval of the issuance of the shares of Common Stock issuable upon the conversion of the Series C Preferred Shares, including with respect to the Series C Preferred Shares issuable in the initial closing of the Series C Financing for purposes of Nasdaq Listing Rule 5635(c), on September 10, 2026, the date which is 20 calendar days after the date on which this Information Statement is first mailed to our stockholders, such approval with respect to the initial closing will become effective.

For the avoidance of doubt, this Information Statement is for the issuance shares of Common Stock issuable upon conversion or otherwise pursuant to the terms of up to 1,000,000 Series C Preferred Shares issued at the initial closing only. If additional Series C Preferred Shares are issued at additional closings, the issuance of shares of Common Stock upon conversion or otherwise pursuant to the terms of such Series C Preferred Shares will require the filing of additional Information Statements to make the approval of the Consenting Stockholders under Nasdaq Listing Rule 5635(c) for such additional closings effective.

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FARKAS EMPLOYMENT AGREEMENT EQUITY ISSUANCE

Background

On May 1, 2026 the related party committee of the board of directors approved a CEO and/or Executive Chairman Employment Agreement with Michael D. Farkas, the Company’s founder and current Executive Chairman and Chief Executive Officer, pursuant to which the Company may issue shares of its common stock, par value $0.0001 per share (the “Common Stock”), including restricted common stock and other equity awards, to Mr. Farkas. This Information Statement is being furnished to notify stockholders that the Consenting Stockholder has approved the issuance of such shares and equity awards to Mr. Farkas under the Farkas Employment Agreement by written consent to the extent required by Nasdaq Listing Rule 5635(c) and the applicable federal proxy disclosure rules (the “Farkas Employment Agreement Equity Issuance”). No vote or other action of the Company’s stockholders is being solicited in connection with this Information Statement.

Nasdaq Stockholder Approval Requirement and Consenting Stockholder Approval

Nasdaq Listing Rule 5635(c) requires stockholder approval for certain equity compensation arrangements pursuant to which stock may be acquired by officers, directors, employees or consultants. Because Mr. Farkas is the Company’s Executive Chairman and Chief Executive Officer and will receive the equity compensation described below under the Employment Agreement, the Consenting Stockholder has approved the Farkas Employment Agreement Equity Issuance by written consent for purposes of Nasdaq Listing Rule 5635(c). This Information Statement is being furnished solely to provide notice of such approval, and the Company is not soliciting proxies or consents from stockholders. This approval is limited to the shares of Common Stock and equity awards issuable to Mr. Farkas pursuant to the Employment Agreement and does not constitute approval of any other issuance of securities.

Material Terms of the Equity Issuance

Pursuant to the Employment Agreement, the potential issuances consist of the following terms:

(a) Each year, Farkas will receive Two Million Dollars ($2,000,000) worth of the Company’s common stock (the “Salary Equity”). The Salary Equity shall be issued quarterly subject to shareholder approval or the then in effect Company Incentive Plan. The Salary Equity shall vest on the issuance date.

(i) Upon the Company achieving $120,000,000 in annual revenues, the Salary Equity will be adjusted to $3,600,000 annually to be issued in equal quarterly installments;

(ii) Upon the Company achieving $250,000,000 in annual revenues, the Salary Equity will be adjusted to $5,400,000 annually to be issued in equal quarterly installments;

(iii) Upon the Company achieving $500,000,000 in annual revenues the Salary Equity will be adjusted to $7,200,000 annually to be issued in equal quarterly installments; and

(iv) Upon the Company achieving $1,000,000,000 in annual revenues, the Salary Equity will be adjusted to $10,000,000 annually to be issued in equal quarterly installments.

(v) Notwithstanding anything to the contrary above, if the Company does not achieve a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days on or before the first anniversary of this Agreement the Salary Equity shall be reduced by 30%. However, upon the Company achieving a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days the Salary Equity shall be reinstated to the previous amount.

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(b) Based on meeting the KPIs according to Section 2(d), Farkas will be entitled to receive an annual equity award with an aggregate award of up to 100% of the Equity Salary (the “Equity Performance Award”). The Equity Performance Award shall be in the form of shares of the Company’s Restricted Common Stock (RCSs). The Equity Performance Award shall be issued quarterly subject to the terms of the applicable RCS Award Agreement and Incentive Plan. The RCSs shall vest one-third on the date of issuance, one third on the first anniversary, and one third on the second anniversary.

(c) Market Capitalization Based Bonus. (i) Upon the Company achieving a $500,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock. (ii) Upon the Company achieving $1,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock. (iii) Upon the Company achieving $2,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock. (iv) Upon the Company achieving $4,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock. (v) Upon the Company achieving $8,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock.

(d) Signing Bonus. Upon execution of the Farkas Employment Agreement, Farkas will be entitled to a signing bonus in an amount equal to one and one-half (1.5) years of Base Salary, Salary Equity, Annual Performance Bonus (100%) and Equity Performance Award (100%). The Signing Bonus shall be paid in the form of restricted common stock of the Company.

(e) No issuances shall be made under the Farkas Employment Agreement unless such issuances are made under an approved equity incentive plan or such issuances under the agreement have been approved by the shareholders of the Company.

Number of Shares and Effect on Stockholders

The exact number of shares of Common Stock that may be issued pursuant to the Farkas Employment Agreement Equity Issuance cannot be determined at the time of this Information Statement because certain issuances are based on dollar amounts to be issued in equity at future issuance dates, and certain market capitalization-based bonus issuances are based on a percentage of the Company’s then issued and outstanding shares of Common Stock at the time the applicable threshold is achieved. Any shares of Common Stock issued pursuant to the Farkas Employment Agreement Equity Issuance will dilute the ownership and voting interests of the Company’s existing stockholders.

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Approval by Consenting Stockholder Written Consent

On May 1, 2026, the related party committee of the Board approved the Farkas Employment Agreement, and on July 31, 2026 the Consenting Stockholders approved the Farkas Employment Agreement Equity Issuance by written consent. Accordingly, as a result of the Consenting Stockholders’ approval of the Farkas Employment Agreement Equity Issuance, on the date which is 20 calendar days after the date on which this Information Statement is mailed to our stockholders, we will comply with Nasdaq Listing Rule 5635(c), as the Consenting Stockholders’ approval will then constitute stockholder approval for the Company to effect the Farkas Employment Agreement Equity Issuance.

By Order of the Board,

/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer and Executive Chairman
August 21, 2026

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ANNEX A

FORM OF AMENDMENT NO. 4

TO

NEXTNRG, INC. 2023 EQUITY INCENTIVE PLAN, AS AMENDED

1.	Section 4.1, Section 4.3 and Section 4.4 of the NextNRG, Inc. 2023 Equity Incentive Plan, as amended (the “Plan”), of NextNRG, Inc. (the “Company”) are amended to state as follows:

4. Shares Subject to the 2023 Plan.

4.1 Subject to adjustment in accordance with Section 14 (Adjustments Upon Changes in Stock), no more than 54,250,000 shares of Common Stock shall be available for the grant of Awards under the 2023 Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.3 Subject to adjustment in accordance with Section 14, no more than 54,250,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

2.	Any references to “NextNRG, Inc., a Delaware corporation” are amended to read as “NextNRG, Inc.” in all events.

3.	All other provisions of the 2023 Plan remain in full force and effect.

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ANNEX B

CEO AND/OR EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT

THIS CEO AND/OR EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered on this 28th day of July, 2026 (“Effective Date”), between NextNRG, Inc., a Delaware corporation, (the “Company”), whose principal place of business is 407 Lincoln Road, Ste 9F, Miami Beach, Florida 33139, and Michael D. Farkas an individual (the “Farkas”). Farkas and the Company may hereinafter be referred individually as a “Party” and collectively as the “Parties.”

RECITALS

Farkas is the founder of the Company and its current Executive Chairman/Chief Executive Officer (“CEO”) and the Company wishes to extend this offer of continued employment to Farkas to extend his tenure as the Company’s Executive Chairman and CEO.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Farkas hereby agree as follows:

1.	Employment. The Company hereby agrees to continue its employment of Farkas and Farkas hereby accepts such continued employment in his capacity as CEO, pursuant to the terms and conditions hereinafter set forth. Farkas shall serve the Company diligently and to the best of his ability. Farkas agrees during the Term (as hereinafter defined) to devote reasonable business efforts, attention, energy and skill to the performance of his employment to furthering the interest of the Company and its Affiliates (as defined below). During the Term (including any renewals thereof) as defined herein, Farkas shall have such duties and responsibilities commensurate with his position. For purposes of this Agreement, “Affiliate” with respect to either Party, shall mean any entity which directly or indirectly controls or is controlled by, or is under common control with that Party. Farkas’ principal work location shall be at such location as Farkas selects in his sole discretion.

2.	Compensation/Benefits. The terms of this Section 2 shall be in effect as of the Effective Date.

(a)	Salary Cash. Company shall pay Farkas a base salary of Seven Hundred and Twenty Thousand dollars ($720,000) per year (the “Base Salary”), less applicable taxes and withholdings, and paid in accordance with the Company’s payroll policies and procedures for all of the Company’s employees. Until such time as the Company has the cash to pay Farkas, the Base Salary shall accrue and Farkas shall have the option to receive his Base Salary and any accrued Base Salary in the form of cash or shares in the Company. The Base Salary shall be subject to annual review by the Company and may be increased, but not decreased, from time to time. No increase to Base Salary shall be used to offset or otherwise reduce any obligations of the Company to Farkas hereunder or otherwise. The Base Salary will automatically increase as follows:

(i)	Upon the Company achieving $120,000,000 in annual revenues, to $1,200,000 annually;

(ii)	Upon the Company achieving $250,000,000 in annual revenues, to $2,400,000 annually;

(iii)	Upon the Company achieving $500,000,000 in annual revenues, to $4,800,000 annually;

(iv)	Upon the Company achieving $1,000,000,000 in annual revenues, to $6,000,000 annually;

(v)	Notwithstanding anything to the contrary above, if the Company does not achieve a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days on or before the first anniversary of this Agreement the Base Salary shall be reduced by 30%. However, upon the Company achieving a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days the Base Salary shall be reinstated to the previous amount.

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(b)	The base salary as determined herein from time to time shall constitute “Base Salary” for purposes of this Agreement.

(c)	Salary—Equity. Each year, Farkas will receive Two Million Dollars ($2,000,000) worth of the Company’s common stock (the “Salary Equity”). The Salary Equity shall be issued quarterly subject to shareholder approval or the then in effect Company Incentive Plan. The Salary Equity shall vest on the issuance date.

(i)	Upon the Company achieving $120,000,000 in annual revenues, the Salary Equity will be adjusted to $3,600,000 annually to be issued in equal quarterly installments;

(ii)	Upon the Company achieving $250,000,000 in annual revenues, the Salary Equity will be adjusted to $5,400,000 annually to be issued in equal quarterly installments;

(iii)	Upon the Company achieving $500,000,000 in annual revenues the Salary Equity will be adjusted to $7,200,000 annually to be issued in equal quarterly installments; and

(iv)	Upon the Company achieving $1,000,000,000 in annual revenues, the Salary Equity will be adjusted to $10,000,000 annually to be issued in equal quarterly installments.

(v)	Notwithstanding anything to the contrary above, if the Company does not achieve a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days on or before the first anniversary of this Agreement the Salary Equity shall be reduced by 30%. However, upon the Company achieving a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days the Salary Equity shall be reinstated to the previous amount.

(d)	Annual Performance Bonus. The Company, together with Farkas shall set annual Key Performance Indicators (“KPIs”) for Farkas’ annual performance bonus (the “Annual Performance Bonus”) for that calendar year, which shall be based on the objective financial criteria set forth in Exhibit “A” to this Agreement (the “Annual KPI Target”). Farkas shall be eligible to receive an Annual Performance Bonus with a target bonus equal to one hundred percent (100%) of his current Base Salary. The Annual Performance Bonus shall be up to a maximum annual bonus of two hundred (200%) of the target bonus. Following the completion of an applicable calendar year, the Company and Farkas shall come to an agreement as to what extent the Annual KPI Target was otherwise met. Any Annual Performance Bonus shall be payable in a single lump sum payment no later than March 15 in the year following the applicable bonus year, less applicable taxes and withholdings. Farkas is not required to be employed by the Company on the Annual Performance Bonus payment date.

(e)	Equity Performance Award. Based on meeting the KPIs according to Section 2(d), Farkas will be entitled to receive an annual equity award with an aggregate award of up to 100% of the Equity Salary (the “Equity Performance Award”). The Equity Performance Award shall be in the form of shares of the Company’s Restricted Common Stock (RCSs). The Equity Performance Award shall be issued quarterly subject to the terms of the applicable RCS Award Agreement. The RCSs shall vest one-third on the date of issuance, one third on the first anniversary, and one third on the second anniversary.

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(f)	Market Capitalization Based Bonus.

(i)	Upon the Company achieving a $500,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock.

(ii)	Upon the Company achieving $1,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock.

(iii)	Upon the Company achieving $2,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock.

(iv)	Upon the Company achieving $4,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock.

(v)	Upon the Company achieving $8,000,000,000 market capitalization Farkas shall receive an issuance equal to 10% of the then issued and outstanding shares of the Company’s common stock.

(g)	Signing Bonus. Upon execution of this Agreement Farkas will be entitled to a signing bonus in an amount equal to eighteen months of Base Salary, Salary Equity, Annual Performance Bonus (100%) and Equity Performance Award (100%). The Signing Bonus shall be paid in the form of restricted common stock of the Company.

(h)	No issuances shall be made under this agreement unless such issuances are made under an approved equity incentive plan or such issuances under the agreement have been approved by the shareholders of the Company.

3.	Employee Benefits. Farkas and his family shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to Farkas and/or other executive employees, including, but not limited to, pension and other retirement plans, including any 401K Plan, group life insurance, dental insurance, medical insurance, sick leave, vacation, and holidays at no cost to Farkas. Additionally, the Company shall provide Farkas with an Electric Vehicle and testing of Next’s charging products.

4.	Key Man Insurance. The Company may elect to obtain a Key Man term life insurance policy on Farkas, and the Company will be named the payee/beneficiary on such policy.

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5.	Paid Time Off. The Company provides a flexible Paid Time Off (“PTO”) program that will allow Farkas to use PTO for absences due to illness, vacation or personal need. The amount of PTO Farkas will be granted will be 30 days per calendar year. The PTO may be taken at such times as Farkas elects with due regard to the needs of the Company. Upon the termination of Farkas’ employment under this Agreement, for any reason, Farkas shall be entitled to compensation for any accrued but unused PTO. All accrued but unused PTO shall carry over from calendar year to calendar year.

6.	Business and Entertainment Expense Reimbursement. In accordance with Company policy, Farkas shall be entitled to receive reimbursement for all reasonable, out-of-pocket, business and entertainment expenses incurred in connection with the performance of his duties hereunder. Additionally, Farkas shall have a Company credit or debit card which he will be able to use for such and other Company related expenses.

7.	D&O Insurance/Indemnification. In accordance with the Company By Laws and Articles of Incorporation, the Company shall procure and keep in effect Director’s and Officer’s (“D&O”) Liability insurance coverage (“D&O Coverage”) throughout the Term and any Renewal Term(s), and Farkas will be eligible to receive all benefits provided thereunder, with the policy listing Farkas as an insured. Such D&O insurance shall be procured in an amount not less than the current coverage amount in effect as of the execution of this Agreement, and in any event no less advantageous than that which is in effect for other directors and officers of the Company. The Company further agrees to indemnify and hold harmless Farkas (which shall include any of his legal representatives) to the fullest extent authorized by law, from, and against any expenses (including reasonable fees and costs of counsel, accountants and other experts), judgments, fines, liabilities, losses, and amounts reasonably incurred by Farkas in connection with any threatened, pending or completed action, suit, claim or proceeding (hereinafter, a “Proceeding”), whether civil, criminal, administrative, or investigative, by reason of the fact that Farkas is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, and whether or not the cause of such Proceeding occurred before or after the date of this Agreement. Farkas shall not settle any matter for which Farkas has sought or intends to seek indemnification hereunder without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If Farkas seeks such approval, but such approval is not granted by such insurance carrier, Farkas shall be entitled to indemnification from the Company to the fullest extent provided by such D&O Coverage or to the fullest extent otherwise provided by this Agreement, whichever shall be greater. The provision of D&O Coverage by an insurance carrier at the expense of the Company or the failure to so provide D&O Coverage shall in no way limit or diminish the obligation of the Company to indemnify Farkas, which obligation shall be absolute, provided that any amounts actually recovered by Farkas from the insurance carrier providing D&O Coverage shall be applied in reduction of amounts otherwise owing by the Company by reason of its indemnification under this Agreement.

8.	Term. The Term of employment hereunder will commence on the Effective Date and continue for a period of three (3) years. If neither Party provides notice of intent to terminate the Agreement at least ninety (90) days prior to the end of the Term or any Renewal Term, the Term and any subsequent Renewal Term will automatically renew for successive two (2) year periods (each a “Renewal Term”). For the purposes of this Section 8, a Termination of this Agreement less than ninety (90) days prior to the end of the Term or any Renewal Term will be considered a Termination during the applicable Renewal Term.

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9.	Termination and Severance. Upon Farkas’ termination of employment for any reason, Farkas shall be entitled to receive any unpaid Base Salary and Equity Salary through the date of termination, and all earned, but unpaid Bonuses, including the Annual Performance Bonus and Equity Performance Grants, and any vested benefits in accordance with the terms of the Company’s employee benefit plans (the “Accrued Obligations”).

(a)	Termination without Cause; termination for death or disability; or Resignation by Farkas for Good Reason.

(i)	If the Company (or any parent or subsidiary or successor of the Company) terminates Farkas’ employment with the Company without Cause, if this Agreement is terminated due to Farkas’ death or disability, or Farkas resigns for Good Reason then, subject to Section 8, in addition to being paid for the remainder of the Term or Renewal Term (as applicable) of this Agreement, Farkas will be entitled to the following:

(1)	A lump sum payment equal to the maximum amount of the Annual Performance Bonus and the Equity Performance Grant for the year of termination;

(2)	a lump sum payment equal to 2.99 times the sum of (A) Farkas’ then current Base Salary and Equity Salary (or if greater, his Base Salary and Equity Salary at any time during the prior two (2) year period); (B) the maximum Annual Performance Bonus; and (C) the maximum target Equity Performance Grant;

(3)	provided that Farkas timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or any similar state law (“COBRA”) for Farkas and Farkas’ eligible dependents, the Company shall reimburse Farkas for such COBRA premiums for up to eighteen (18) months following the termination date, as long as Farkas remains eligible for COBRA; provided, however, that if the Company determines that reimbursed COBRA premiums would be deemed to be discriminatory or otherwise violate the then-applicable provisions of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder, the Company will, in lieu thereof, provide to Farkas a taxable monthly payment, payable on the last day of a given month, in an amount equal to the monthly COBRA premium that Farkas would be required to pay to continue Farkas’ group health coverage in effect on the termination of employment date (which amount will be based on the premium for the first month of COBRA coverage), which such payments will commence on the month following Farkas’ termination from employment and will end on the earlier of (x) the date upon which Farkas obtains substantially equivalent coverage through another employer-sponsored group health plan or (y) the date the Company has paid an amount equal to eighteen (18) payments; and

(4)	All granted and unvested equity awards granted to Farkas shall immediately vest.

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(ii)	Farkas shall receive the payments and other consideration under Section 9(a)(i) only upon the Parties’ execution and delivery of a customary mutual general release (that is not revoked by them under applicable law). All payments under Section 9(a)(i) shall be made or commence within sixty (60) days following termination of Farkas’ employment; provided, however, that to the extent required by Code Section 409A (as defined below), if the sixty (60) day period begins in one calendar year and ends in the second calendar year, all payments will be made or commence on the earliest date in the second calendar year following the execution and non-revocation of the mutual release.

(iii)	For the purposes of this Agreement, “Good Reason” means Farkas’ resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Farkas’ express written consent: (i) removal of Farkas as CEO of the Company; (ii) any material diminution in Farkas’ title, duties, authority, responsibilities and reporting relationships; (iii) a material reduction in Farkas’ Base Salary or bonus amounts; (iv) a relocation of Farkas’ principal Company office to a location more than thirty (30) miles from its current location; or (v) any material breach by the Company of any agreement between the Company and Farkas; provided, however, that with respect to any Good Reason termination, the Company will be given not less than thirty (30) days’ written notice by Farkas (within ninety (90) days of the occurrence of the event constituting Good Reason) of Farkas’ intention to terminate Farkas’ employment for Good Reason, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based, and such termination shall be effective at the expiration of such thirty (30) day notice period only if the Company has not fully cured such act or acts or failure or failures to act that give rise to Good Reason during such period or, if such violation is not reasonably curable within such thirty (30) day period, but the Company is proceeding diligently and in good faith to cure such violation, such longer period as is reasonably needed by Company, not to exceed forty (45) days following the date of such initial notice provided by Farkas regarding such Good Reason event.

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(b)	Termination for Cause; or Resignation without Good Reason. If Farkas voluntarily resigns employment with the Company (or successor of the Company) without Good Reason, or is involuntarily terminated for Cause by the Company, then Farkas shall receive the Accrued Obligations and (i) all vesting will cease immediately with respect to Farkas’ outstanding equity awards and any unvested portion of such equity awards shall be forfeited and (ii) all payments of compensation by the Company to Farkas hereunder will terminate immediately (except as to amounts already earned). For purposes of this Agreement, “Cause” is defined as: (i) a conviction of, or pleading nolo contendere or guilty to, committing a felony by Farkas; (ii) engaging in misconduct resulting in significant economic or reputational harm (other than immaterial harm) to the Company by Farkas; (iii) any act of fraud, embezzlement, or misappropriation by Farkas that is materially injurious to the Company; (iv) material failure by Farkas to substantially perform his principal job duties and lawful obligations (for reasons other than disability or death or incapacity); provided, that, the failure of Farkas or the Company to achieve certain results, such as the Company’s business plan, in and of itself, would not constitute “Cause”; (v) material failure or willful refusal by Farkas to materially comply with reasonable and lawful policies, standards, instructions or regulations established by the Company; provided, that, the failure of Farkas or the Company to achieve certain results, such as the Company’s business plan, in and of itself, would not constitute “Cause”; or (vi) the material breach by Farkas of this Agreement or any other material written agreement entered into between Farkas and the Company. The Company shall not terminate Farkas for Cause (except pursuant to clause “(i)” or clause “(ii)” above) without first providing Farkas with written notice of the acts or omissions constituting the grounds for such termination and allowing for the expiration of a cure period of thirty (30) days following the date of such notice, or, if such violation is not reasonably curable within such thirty (30) day period but Farkas is proceeding diligently and in good faith to cure such violation, such longer period as is reasonably needed by Farkas, not to exceed forty-five (45) days following the date of such notice. For purposes of this definition, an act or omission is “willful” if it was knowingly done, or knowingly omitted by Farkas and Farkas knew or a reasonable person would have known that such act or omission was contrary to the best interests of the Company. Any act, or failure to act, done based on or in accordance with specific instructions pursuant to a resolution duly and lawfully adopted by the Company’s Management, or based upon the advice of counsel, shall be conclusively presumed to be done, or omitted to be done, by Farkas in the best interests of the Company.

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(i)	Change of Control. If the Company (or any parent or subsidiary or successor of the Company) terminates Farkas’ employment with the Company without Cause or Farkas resigns for Good Reason either (x) within nine (9) months prior to a period of time when the Company is party to a definitive corporate transaction agreement, the consummation of which would result in a Change of Control (defined below) or (y) within eighteen months following a Change of Control, then Farkas shall receive, instead of the payments and grants described in Section 9(a), a lump sum payment equal to 2.99 times (A) his then Base Salary and Equity Salary and (B) his maximum Performance Bonus and (C) his maximum Equity Performance Award (“Change of Control Payment”). For purposes of this Agreement, “Change of Control” of the Company is defined as: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a “change in control event” within the meaning of Code Section 409A. Notwithstanding the above, until the Company achieves a market cap of $200,000,000 for a period of thirty (30) consecutive calendar days; in the event that the Company enters into a Change of Control Transaction, unless the Company is valued at least $180,000,000 in such Change of Control transaction, upon consummation of the transaction the Change of Control Payments shall be reduced by 50%.

(c)	No Duty to Mitigate. Farkas will not be required to mitigate the amount of any payment contemplated by this Section 9, nor will any earnings that Farkas may receive from any other source reduce any such payments under this Section 9.

10.	Nasdaq Compliance. If the Company is delisted from Nasdaq compliance and does not get re-listed on the Nasdaq within 60 days then this Agreement is null and void.

11.	In Office. The Company is currently searching for a Chief Operating Officer, until such time that the Company hires a full time Chief Operating Officer Farkas will use reasonable efforts to work from the Company’s offices in Miami Beach.

12.	Amendments and Waiver. This Agreement shall not be modified or amended except by written agreement duly executed by the Parties hereto. The waiver by either the Company or Farkas of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or Farkas. Any waiver must be in writing.

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13.	Headings. All sections and descriptive headings of this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

14.	Code Section 409A Compliance. The intent of the Parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered accordingly. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Farkas’ taxable year following the taxable year in which the expense occurred. For purposes of Code Section 409A, Farkas’ right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “within sixty (60) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. If Farkas is a specified employee within the meaning of Code Section 409A(a)(2)(B)(i) and would receive any payment sooner than 6 months after Farkas’ “separation from service” that, absent the application of this Section 12, would be subject to additional tax imposed pursuant to Code Section 409A as a result of such status as a specified employee, then such payment shall instead be payable on the date that is the earliest of (i) 6 months after Farkas’ “separation from service,” or (ii) Farkas’ death.

15.	Section 280G. In the event that any payments, distributions, benefits or entitlements of any type payable to Farkas (the “Total Payments”) would (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be either: (a) provided in full, or (b) provided as to such lesser extent as would result in no portion of such Total Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Farkas’ receipt on an after-tax basis of the greatest amount of the Total Payments, notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. Unless the Company and Farkas otherwise agree in writing, any determination required under this Section 13 shall be made in writing in good faith based on the advice of a nationally recognized accounting firm selected by the Company (with approval of Farkas) (the “Accountants”). In the event of a reduction of benefits hereunder, benefits shall be reduced by first reducing or eliminating the portion of the Total Payments that are payable in cash under Section 9 and then by reducing or eliminating any amounts that are payable with respect to long-term incentives including any equity-based or equity-related awards (whether payable in cash or in kind). For purposes of making the calculations required by this Section 13, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and Farkas shall furnish to the Accountants such information and documents as the Accountants may reasonably require in order to make a determination under this Section 13, and the Company shall bear the cost of all fees the Accountants charge in connection with any calculations contemplated by this Section 13.

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16.	Counterparts and Electronic Transmission. This Agreement may be executed in any number of counterparts and by electronic transmission, each of which, when executed and delivered, shall be an original; but all counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.	Entire Agreement. This Agreement and any other agreement entered into between the Company and Executive with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company constitute the final understanding and agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between the Parties related to subject matter hereof, whether written or oral.

18.	Governing Law. This Agreement and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida.

19.	Specific Performance. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

20.	Construction. This Agreement shall not be construed more strictly against one Party than the other, merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that both Company and Farkas have contributed substantially and materially to the negotiation and preparation of this Agreement. In construing this Agreement, the singular shall include the plural and the plural shall include the singular, and the use of any gender shall include every other and all genders.

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21.	Jurisdiction. Each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Miami-Dade County, Florida (the “Selected Courts”) with respect to any action pursuant to this Agreement. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Severability. Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement or any such other instrument.

22.	Assignment; Successors and Assigns, Etc. This Agreement is personal in nature and Farkas may not sell, transfer, assign, pledge or hypothecate his rights, interests and obligations hereunder. Except as otherwise herein expressly provided, this Agreement shall be binding upon and shall inure to the benefit of Farkas and his personal representatives and shall inure to the benefit of and be binding upon the Company and its successors and assigns, except that the Company may not assign this Agreement without Farkas’ prior written consent, except to an acquirer of all or substantially all of the assets of the Company. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties.

23.	No Conflicting Obligations. Farkas represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. Farkas further represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

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24.	Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works specifically related to the scope of products and services provided by the Company. Farkas agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Farkas in the course of any work performed for Company (“Company Work Product”). Farkas agrees (a) to use Farkas’ best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Farkas agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

(c)	Assignment of Company Work Product. Farkas irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Farkas retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Farkas hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Farkas owned or controlled Work Product or technology that Farkas uses to complete the services and which is necessary for Company to use or exploit the Company Work Product. The Company and Farkas will enter into a separately negotiated 5% royalty agreement for any Work Product of Farkas which it commercializes and produces revenues from.

(d)	Assistance. Farkas agrees to cooperate with Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Farkas will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Farkas’ obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Farkas at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Farkas at Company’s request on such assistance.

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(e)	Execution of Documents. In the event Company is unable for any reason, after reasonable effort, to secure Farkas’ signature on any document requested by Company pursuant to this Section 22 within seven (7) days of the Company’s initial request to Farkas, Farkas hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 22 with the same legal force and effect as if executed by Farkas. Farkas hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Farkas now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to Company.

(f)	Farkas’ Representations and Warranties. Farkas hereby represents and warrants that: (i) Company Work Product will be an original work of Farkas or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; and (iv) Farkas will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party.

25.	Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

NextNRG, Inc.

Attn: Legal

407 Lincoln Road, Ste 9F

Miami Beach, Florida 33139

Email: YBaron@NextNRG.com

If to Farkas, to the address for Farkas as set forth in the records of the Company.

- SIGNATURE PAGE TO FOLLOW –

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NextNRG, Inc.

By:
Name:
Title:

Michael D. Farkas

By:
Name:	Michael D. Farkas

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EXHIBIT “A”

NextNRG Group Focused Scorecard
Measures	Weight	Unit of Measure	2026 Annual Target	2027 Annual Target	YTD Target	YTD Result	Score
Safety	5%
Personal Safety: Lost Time Incidents (LTI)	5%	Incidents per 80,000 hours	3	1
Financial Delivery	40%
EBITDA	30%		$30% Reduction of loss from 2025	Break Even Annual
Cash Flow From Operations (CFFO)	10%	$	Increase of 20% over 2025 Average	Increase of CFFO of 30% 2026
Operational Delivery	25%
Labour Costs Per Delivery (EZFL)	10%	OPEX	Reduction of 10% vs.2025 Total	Reduction of 10% vs. 2026 Total
Generation Availability (NXXT)	15%	%	Deploy 500 KWh Renewable Energy	Deploy 3 MW Renewable Energy
Profitable Development	30%
Operationalization of pipeline (including pending MOUs)	20%	Execution on existing business opportunities	30% of 2025/26 Pipeline	40% of 2025/26 Pipeline
Margin Optimization (EZFL)	10%	Total Gross Margin $	15% Improvement vs.2025	10% Growth vs.2026 Total GM
Total	100%

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